UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IntraLinks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3899047
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1372 Broadway, 11th Floor New York, N.Y.	10018
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-126308

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

__________________________________________	__________________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated herein by reference is the description of Common Stock set forth under the heading “Description of Common Stock” contained in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”) (Registration No. 333-126308).

Item 2.	Exhibits.

The following exhibits are filed as part of the Registration Statement.

EXHIBIT NUMBER	DESCRIPTION
3.1(1)	Form of Amended Restated Certificate of Incorporation (to be filed in connection with the closing of this offering pursuant to the Registration Statement)

3.2(1)	Form of Amended and Restated Bylaws (to be effective upon the closing of this offering pursuant to the Registration Statement)

4.1(1)	Registration Rights Agreement dated June 9, 2004 by and among IntraLinks Holdings Corp. and certain investors named therein dated June 9, 2004

4.2(*)	Specimen Common Stock Certificate

(1)	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

(*)	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2005	IntraLinks, Inc. (Registrant)

	By:	/s/ Patrick J. Wack, Jr.
	Name:	Patrick J. Wack, Jr.
	Title:	President and Chief Executive Officer

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